UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

Yew Bio-Pharm Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54701	26-1579105
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Powerbilt Avenue, Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 487-6727

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause Yew Bio-Pharm Group. Inc.’s (the “Company”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information included in Item 2.01 of this Form 8-K relating to the harvesting and replanting of trees in Helongjiang Provence, PRC is incorporated by reference into this Item 1.01.

Section 2-Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 15, 2013, Harbin Yew Science and Technology Development Co., Ltd. (“HDS”), the operating entity and wholly-owned subsidiary of Yew Bio-Pharm Group, Inc. (the “Company”), entered into a Forest and Land Use Right Acquisition Contract of Wuchang Erhexiang Pingfangdian Forestry Centre 15th Compartments (the “Wuchang Pingfangdian Forestry Centre Contract”) with Heilongjiang Zishan Keji Gufen Limited Company. (“ZKG”).

Pursuant to the Wuchang Pingfangdian Forestry Centre Contract, HDS will lease 171 hectare (approximately 422.549 acre) located at Wuchang Pingfangdian Forestry Centre in Helongjiang Province, PRC. The term of the contract is 38 years, through November 7, 2051. During the term of the Wuchang Pingfangdian Forestry Centre Contract, HDS plans to harvest cut and replant the trees, sell the harvest cutting logs, promote the growth of the young trees accordingly, as well as plant yew trees of five years old or above based on the condition of the harvest cutting.

Payments to be made by the Company under the Wuchang Pingfangdian Forestry Centre Contract total $7.8 million in U.S. Dollars( RMB 47.2 million as the foreign exchange rate between U.S. Dollar and RMB is 6.1) , according to the valuation by Marshall & Stevens Incorporated, payable as follows:

●	$3.51 million in U.S. dollars on or before December 31, 2013.

●	$4.29 million in U.S. dollars on or before May 31, 2015.

The Company prepaid the first installment of $408,000 in U.S. Dollars ( RMB 2.5 million as the foreign exchange rate between U.S. Dollar and RMB is 6.13) on October 14, 2013, the second installment of $408,000 in U.S. Dollars ( RMB 2.5 million as the foreign exchange rate between U.S. Dollar and RMB is 6.13) on November 13, 2013 and presently expects to be able to make the additional payments required by the Wuchang Pingfangdian Forestry Centre Contract from cash-on-hand and net cash flow from operations.

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2013, Adam Wasserman was terminated as Chief Financial Officer of the Company. Mr. Wasserman was not terminated for cause and to the best of the Company’s knowledge there was no disagreement with Mr. Wasserman on any matter relating to the Company’s operations, policies or practices. Mr. Zhiguo Wang, the Company’s Chief Executive Officer, President and Secretary, will also assume the duties of Interim Chief Financial Officer until a permanent CFO can be retained.

Section 9-Financial Statements and Exhibits

 Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
10.1 Valuation of the Forest and Land Use Right for Yew Bio-Pharm Group, Inc. as of October 28, 2013.
10.2 A Forest and Land Use Right Acquisition Contract between Harbin Yew Science and Technology Development Co., Ltd. and Heilongjiang Zishan Keji Gufen Limited Company.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Yew Bio-Pharm Group, Inc.

Date: December 5, 2013	By:	/s/ Zhiguo Wang
Zhiguo Wang
President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Valuation of the Forest and Land Use Right for Yew Bio-Pharm Group, Inc. as of October 28, 2013.
10.2	A Forest and Land Use Right Acquisition Contract between Harbin Yew Science and Technology Development Co., Ltd. and Heilongjiang Zishan Keji Gufen Limited Company.